Exhibit 10.3

MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT (the “Agreement”) effective August 1, 2020 (the “Agreement Date”) by and between Billboards LLC, a Delaware limited liability company (the “Billboards LLC”), and Fairway Outdoor LLC, a Delaware limited liability company (“Manager”).

BACKGROUND

Billboards LLC wishes to retain and engage Manager to provide management services to Billboards LLC and its subsidiaries, including Standard Outdoor LLC, a Delaware limited liability company, and its respective subsidiaries (collectively, the “Company”), pursuant to the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.Agreement; Term.

1.1Billboards LLC hereby retains Manager to perform, and Manager agrees to perform, on the terms set forth herein, management services regarding the business of, and such other services relating to, the Company as may from time to time be reasonably requested by the executive officers of the Company and agreed to by Manager. The services shall initially include the services set forth on Exhibit A hereto, and also may include, but which will not in any way be limited to, management and consulting with respect to the following: (a) general executive and management services; (b) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements; (c) marketing functions, including monitoring of marketing plans and strategies; (d) human resource functions, including searching and hiring of executives; and (e) other services for the Company upon which the Company and Manager agree.

1.1The initial term of this Agreement shall be three (3) years following the Agreement Date, and the term shall renew automatically thereafter unless terminated by either party upon thirty (30) days’ prior written notice to the other party; provided that the obligations of Billboards LLC to pay amounts due under this Agreement with respect to periods prior to the termination hereof and the provisions of Sections 6 and 7 shall survive any termination of this Agreement.

1.2Manager shall consult with the manager and officers of the Company as Manager, from time to time, as it shall deem necessary or appropriate to fulfill its obligations hereunder.  The parties understand and agree that Manager shall devote only so much time, and shall consult with and advise the manager and officers of the Company only to such extent and at such times and places as may be mutually convenient to the Company and Manager.

1.3The Company hereby grants to Manager such powers and authority which are or may be necessary to enable Manager to discharge its obligations hereunder.

1.4Manager shall not be required to advance any funds or obligate itself in any manner to third parties for or on behalf of the Company.

2.Obligations of the Company.

2.1The Company shall cooperate with Manager in the performance of Manager’s obligations under this Agreement and shall make available to Manager all books, records and other information which Manager may request in order to perform such obligations.

2.2The Company shall not take or fail to take any action that would adversely affect the performance of Manager’s obligations hereunder.

3.No Exclusivity.  Neither this Agreement, nor the provision of services by Manager pursuant to the terms hereof, shall in any way limit the ability of Manager to enter into similar agreements or provide similar services to or with other persons.

4.Management Fee.

4.1In consideration of the services provided by Manager under this Agreement, the Company shall pay to Manager a Management Fee (the “Management Fee”) of $25,000 each calendar quarter payable on the first (1st) day of each calendar quarter following the quarter. For any partial quarter for which management services are rendered, the Company shall pay the associated pro rata portion of the Management Fee.

4.2In addition to the Management Fee, the Company shall reimburse Manager for all reasonable out-of-pocket expenses incurred by Manager in the performance of its duties hereunder, which shall include, but not be limited to the reimbursement of: (i) salary and associated compensation for those Company employees that are hired by the Manager to provide services for the benefit of the Company; (ii) incremental information technology and licensing costs attributable to the Company; and (iii) any other incremental costs associated with its performance under the Agreement.

5.Nature of Relationship between Parties.  The relationship between the parties hereto shall be that of independent contractors.  Nothing contained in this Agreement shall be deemed to make Manager an employee, partner, co-venturer or other participant in the business or operations of the Company, or in any manner render Manager liable, as principal, surety, guarantor, agent or otherwise, for any of the debts, obligations or liabilities of the Company, whether incurred directly by the Company or by Manager on behalf of the Company in accordance with this Agreement; it being understood that such debts, obligations and liabilities are and shall be and remain solely those of the Company.

6.Limitation of Liability; Indemnification.

6.1Neither Manager nor any of its affiliates, members, managers, partners, directors, officers, employees, agents and controlling persons (collectively, the “Manager Parties”) shall be liable to the Company or any of its affiliates or any security holder or creditor of the Company for any and all liabilities, losses, claims, damages (including, without limitation, punitive, direct and indirect and consequential damages, diminution in value and lost revenue and income), actions, suits, proceedings, demands, fines, penalties, assessments, adjustments, settlement payments, deficiencies, diminution in value, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) suffered, sustained, incurred or paid by the Manager Parties in connection with, resulting from or arising out of, directly or indirectly, the performance of services contemplated by this Agreement.

6.2The Company shall indemnify, defend and hold the Manager Parties harmless from and against and in respect of any and all losses arising from, in connection with or relating to (a) any act or omission of, or on behalf of, the Company, Manager or any of the Manager Parties, or (b) any act or omission made at the direction of the Company.

7.Miscellaneous.

7.1Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

7.2Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the parties hereto. Any amendment or waiver effected in accordance this section shall be binding upon the parties hereto.

7.3Entire Agreement.  This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

7.4Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by e-mail if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to each party at the address or e-mail address set forth on the signature page hereof, or at such other address as each party may designate by ten (10) days’ advance written notice to the other party hereto.

7.5Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.6Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7Successors and Assigns.  This Agreement may not be assigned by either party without the prior written consent of the other party hereto.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

7.8Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.9Confidentiality.  The parties hereto shall use reasonable commercial efforts not to disclose any monetary terms or conditions contained in this Agreement to any parties other than (i) their attorneys, accountants, agents, brokers and similar personnel providing professional services or advice and (ii) as required by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on August 11, 2020 as of the effective date set forth in the first paragraph hereof.

BILLBOARDS LLC

By: /s/ Soohyung Kim

Name: Soohyung Kim

Title: Chief Investment Officer/Portfolio Manager

Address:

767 Fifth Avenue, 12th Floor

New York, NY 10153

Attention: General Counsel

E-mail: legal@standgen.com

FAIRWAY OUTDOOR LLC

By: /s/ J. Scott Enright

Name:J. Scott Enright

Title:Secretary

Address:

40 Monument Circle, Suite 700

Indianapolis, IN 46204

Attention: Legal Department

E-mail: legal@mediacoholding.com

Exhibit A

Initial Management Services

1.Financial administrative services necessary and appropriate for the Company’s operations, including accounting, bookkeeping, capital and operating budgets, tax matters, accounts receivable and accounts payable processing.

2.Insurance and risk management service (including with general liability, product liability and other customary insurance policies).

3.Scheduling.

4.Banking.

5.Litigation management and legal services, including negotiations with third parties.

6.Use and application of Manager’s software and related business management systems.

7.Business technology support.

8.Budgeting.

9.Day-to-day administrative services (secretarial, security, etc.).

10.Marketing, communications and public relations support; special events.

11.Permitting/Licensing

12.Sales and Marketing

13.Origination and management of Leasing and License activities and related real estate services as activities

14.Property and billboard management activities, including construction and maintenance